Exhibit 99.1

Transocean Ltd.  Announces Retirement of Six Floaters

ZUG, Switzerland—September 22, 2017—Transocean Ltd. (NYSE: RIG) announced today its intent to retire the ultra-deepwater floaters GSF Jack Ryan,  Sedco Energy,  Sedco Express,  Cajun Express, and Deepwater Pathfinder, and the deepwater floater Transocean Marianas.  The rigs will be classified as held for sale and will be recycled in an environmentally responsible manner. All six rigs were previously cold stacked.

The company will recognize an impairment charge of approximately $1.4 billion during the third quarter of 2017 associated with these actions.

“We continue to enhance the quality of our fleet through the addition of new, high-specification assets, and the retirement of older, less competitive rigs,” said Jeremy Thigpen, President and Chief Executive Officer. “We remain committed to providing our customers with the most technically capable and highest quality ultra-deepwater and harsh environment assets in the industry, and will continue to objectively evaluate our rigs and high-grade our fleet as the market evolves.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 38 mobile offshore drilling units consisting of 25 ultra-deepwater floaters, seven harsh environment floaters, two deepwater floaters and four midwater floaters. In addition, Transocean has four ultra-deepwater drillships under construction or under contract to be constructed. The company also operates two high-specification jackups that were under drilling contracts when the rigs were sold, and the company continues to operate these jackups until completion or novation of the drilling contracts.

For more information about Transocean, please visit: www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the benefits, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at:   www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at:   www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647